                   SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549




                            FORM 8-K/A(1)



            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934


           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                         OCTOBER 4, 1995


                         LYNCH CORPORATION
          (Exact name of registrant as specified in its charter)



          INDIANA                     1-106               38-1799862
(State or other jurisdiction       (Commission         (I.R.S. Employer
     of Incorporation)             File Number)       Identification No.)



8 SOUND SHORE DRIVE, SUITE 290, GREENWICH, CONNECTICUT       06830
                 (Address of Principal                     (Zip Code)
                   Executive Offices)



Registrant's telephone number, including area code: 203-629-3333

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

              This amends Form 8-K previously filed by the registrant on October 19, 1995, and filed by the registrant with respect to an event occurring on October 4, 1995. The following financial statements and pro forma financial information are contained herein:

         (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              CENTRAL PRODUCTS COMPANY (A BUSINESS UNIT OF UNISOURCE WORLDWIDE, INC., A WHOLLY-OWNED SUBSIDIARY OF ALCO STANDARD CORPORATION)

              1. Independent Auditors Report

              2. Combined Balance Sheets as of September 30, 1995 and 1994

              3. Combined Statements of Operations and Business Unit Equity
                 for the years ended September 30, 1995, 1994 and 1993.

              4. Combined Statements of Cash Flows for the years ended
                 September 30, 1995, 1994 and 1993

              5. Notes to the Combined Financial Statements

         (b)  PRO FORMA UNAUDITED FINANCIAL INFORMATION

              1. Pro Forma Combined Condensed Balance Sheet as of
                 September 30, 1995

              2. Notes to Pro Forma Combined Condensed Balance Sheet
                  -- Spinnaker Industries Inc.
              3. Pro Forma Combined Condensed Statements of Income
                 for the Nine Months Ended September 30, 1995, and for the Year Ended December 31, 1994
              4. Notes to Pro Forma Combined Condensed Statements of Income
                  -- Spinnaker Industries Inc.
                  -- Lynch Corporation

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Spinnaker Industries, Inc.



                                       /S/ ROBERT E. DOLAN
                                       --------------------------
                                             Robert E. Dolan,
                                         Chief Financial Officer

                                       Date: December 18, 1995

         CENTRAL PRODUCTS COMPANY,
         A BUSINESS UNIT OF UNISOURCE
         WORLDWIDE, INC. (A WHOLLY-OWNED
         SUBSIDIARY OF ALCO STANDARD
         CORPORATION)


         COMBINED FINANCIAL STATEMENTS AS
         OF SEPTEMBER 30, 1995 AND 1994 AND
         FOR THE YEARS ENDED SEPTEMBER 30,
         1995, 1994 AND 1993 AND INDEPENDENT
         AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
  Spinnaker Industries, Inc.:

We have audited the accompanying combined balance sheets of the Central Products Company, a Business Unit ("Business Unit") of Unisource Worldwide, Inc. (a wholly-owned subsidiary of Alco Standard Corporation) as of September 30, 1995 and 1994 and the related combined statements of operations and division equity and cash flows for each of the three years ended in the period September 30, 1995. These financial statements are the responsibility of the Business Unit's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying combined financial statements have been prepared from the separate records maintained by the Business Unit and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Business Unit had been operated as an independent company. Portions of certain expenses represent allocations made by Unisource Worldwide, Inc. of items applicable to the company as a whole.

In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of the Central Products Company, a Business Unit of Unisource Worldwide, Inc. as of September 30, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
December 8, 1995

CENTRAL PRODUCTS COMPANY,
A BUSINESS UNIT OF UNISOURCE WORLDWIDE, INC.

COMBINED BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1994
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

ASSETS                                                            1995       1994
                                                                -------    -------
CURRENT ASSETS:
  Cash (overdraft)                                              $   450    $   (59)
  Accounts receivable, net of allowance for doubtful accounts
   of $1,160 in 1995 and $507 in 1994                            11,265     14,014
  Receivables from related parties (Note 5)                         346      1,224
  Inventories (Note 3)                                           13,876      9,863
  Prepaid expenses and other assets                               1,232      1,299
                                                                -------    -------
     Total current assets                                        27,169     26,341

PROPERTY, PLANT AND EQUIPMENT - net (Note 4)                     21,659     24,702

OTHER ASSETS                                                        213        733
                                                                -------    -------

TOTAL ASSETS                                                    $49,041    $51,776
                                                                -------    -------
                                                                -------    -------

LIABILITIES AND BUSINESS UNIT EQUITY

CURRENT LIABILITIES:
  Accounts payable                                              $ 5,829    $ 5,000
  Accrued compensation and benefits                               1,075      1,500
  Other current liabilities                                       1,239      1,071
  Current portion of long-term debt                                             80
                                                                -------    -------
     Total current liabilities                                    8,143      7,651

LONG-TERM DEBT, less current portion                                           405
                                                                -------    -------

TOTAL LIABILITIES                                                 8,143      8,056

COMMITMENTS AND CONTINGENCIES (Note 7)

BUSINESS UNIT EQUITY (Notes 6 and 7)                             40,898     43,720
                                                                -------    -------

TOTAL LIABILITIES & BUSINESS UNIT EQUITY                        $49,041    $51,776
                                                                -------    -------
                                                                -------    -------

See notes to combined financial statements.

CENTRAL PRODUCTS COMPANY,
A BUSINESS UNIT OF UNISOURCE WORLDWIDE, INC.

COMBINED STATEMENTS OF OPERATIONS AND BUSINESS UNIT EQUITY
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                            1995        1994        1993
                                          --------    --------    --------
NET SALES (Note 5)                        $120,219    $108,842    $105,631

COST OF GOODS SOLD                         (99,129)    (90,239)    (86,376)
                                          --------    --------    --------
GROSS PROFIT                                21,090      18,603      19,255

SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES                                  (13,823)    (11,608)    (11,853)

ROYALTY AND MANAGEMENT FEES PAID
 TO PARENT (NOTE 5)                         (1,677)     (2,251)     (2,464)
                                          --------    --------    --------


OPERATING INCOME                             5,590       4,744       4,938

OTHER INCOME (EXPENSE) - Net                   (20)        (65)         26
                                          --------    --------    --------

INCOME BEFORE INCOME TAXES                   5,570       4,679       4,965

INCOME TAXES                                (2,204)     (1,825)     (1,902)
                                          --------    --------    --------

NET INCOME                                   3,366       2,854       3,062

BUSINESS UNIT EQUITY, Beginning of year     43,720      44,941      47,106

NET CASH TRANSFERRED TO ALCO                (5,231)     (4,075)     (5,227)

NET ASSETS RETAINED BY ALCO                   (957)
                                          --------    --------    --------

BUSINESS UNIT EQUITY, End of year         $ 40,898    $ 43,720    $ 44,941
                                          --------    --------    --------
                                          --------    --------    --------

See notes to combined financial statements.

CENTRAL PRODUCTS COMPANY,
A BUSINESS UNIT OF UNISOURCE WORLDWIDE, INC.


COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
(Dollars in Thousands)
------------------------------------------------------------------------------

                                                          1995       1994      1993
OPERATING ACTIVITIES:
 Net income                                            $ 3,366     $  2,854   $  3,062

 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                           2,980        3,248      3,318
  Loss (gain) on sale of fixed assets                       71          (24)        11
 Changes in current assets and liabilities:
  Accounts receivable                                    2,749       (1,676)     1,036
  Inventories                                           (4,173)       1,218      2,501
  Prepaid expenses and other assets                         21           29        (20)
  Accounts payable                                         829        1,082     (2,867)
  Accrued compensation and benefits                        243           (7)      (405)
  Other current liabilities                                168          348       (180)
                                                       -------     --------   --------
   Cash provided by operating activities                 6,254        7,072      6,456

INVESTING ACTIVITIES:
 Purchases of property, plant and equipment             (1,339)      (2,104)    (2,296)
 Proceeds from sale of property, plant and equipment        27           35          8
 Net (increase) decrease in receivable from
  related parties                                          878         (897)       292
                                                       -------     --------   --------
   Cash used in investing activities                      (434)      (2,966)    (1,996)

FINANCING ACTIVITIES:
 Net cash transferred to Alco                           (5,231)      (4,075)    (5,227)
 Principal payments on note payable                        (80)        (115)
                                                       -------     --------   --------
   Cash used in financing activities                    (5,311)      (4,190)    (5,227)

NET INCREASE (DECREASE) IN CASH                            509          (84)      (767)

CASH, Beginning of year                                    (59)          25        792
                                                       -------     --------   --------
CASH, End of year                                      $   450      $   (59)   $    25
                                                       -------     --------   --------
                                                       -------     --------   --------
NONCASH INVESTING AND FINANCING
 ACTIVITIES:
 Assets (liabilities) retained by Alco:
  Inventory                                            $   160
  Prepaid expenses                                          36
  Property, plant and equipment, net                     1,304
  Patent                                                   530
  Note payable                                            (405)
  Pension liability                                       (668)
                                                       -------
                                                       $   957
                                                       -------
                                                       -------
NOTE PAYABLE ISSUED FOR PATENT                                       $  600
                                                                     ------
                                                                     ------

See notes to combined financial statements.

CENTRAL PRODUCTS COMPANY,
A BUSINESS UNIT OF UNISOURCE WORLDWIDE, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 1995, 1994 AND 1993
(Dollars in Thousands)
------------------------------------------------------------------------------

1.   DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

     Effective September 30, 1995, Central Products Acquisition Corp., ("CPAC"), entered into a stock and asset purchase agreement with Unisource Worldwide, Inc. ("Unisource"), and Alco Standard Corporation, Unisource's parent ("Alco"). CPAC is a newly formed, wholly-owned subsidiary of Spinnaker Industries, Inc. ("Spinnaker"). Under the sales agreement, CPAC purchased from Unisource all the outstanding capital stock of Central Products Company ("CPC"), and all the assets and certain liabilities in Unisource's Central Products Division ("Division") (together the "Business Unit").
     The Business Unit manufactures and sells water-activated and pressure-sensitive carton sealing tapes.

     The accompanying combined financial statements reflect the financial position, results of operations and cash flows of the Business Unit prior to its acquisition by Spinnaker. The assets, liabilities and results of operations specifically related to the Business Unit have been included in the financial statements. Transactions between CPC and Division have been eliminated in the combined financial statements. Certain corporate, general and administrative expenses of Unisource have been allocated to the Business Unit. Such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of expenses which might have been incurred had the Business Unit been operated as an independent company.

2.   ACCOUNTING POLICIES

     INVENTORIES - Substantially all inventories are stated at the lower of cost (last in, first out method) or market.

     PROPERTY, PLANT AND EQUIPMENT - Property, plant an equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets which range from 2 to 40 years.

     INCOME TAXES - For federal and state income tax purposes, taxable income of the Business Unit was included in the consolidated tax returns of Alco. Income taxes have been provided in the statement of operations on a separate return basis. Because the tax attributes associated with the Operations of the Business Unit were retained by Alco, the liability for current and deferred taxes has been recognized as a component of business unit equity in the balance sheet. The effective income tax rate differs from the federal statutory rate as a result of state income taxes.

3.   INVENTORIES

     Inventories at September 30, 1995 and 1994 consist of the following:

                                                  1995       1994
     Raw materials                             $  4,512    $  4,097
     Work-in-progress                             2,685       2,550
     Finished goods                               8,622       4,589
                                               --------    --------
                                                 15,819      11,236
     Less LIFO reserve                           (1,943)     (1,373)
                                               --------    --------
                                               $ 13,876    $  9,863
                                               --------    --------
                                               --------    --------

4.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at September 30, 1995 and 1994 consists of the following:


                                                 1995       1994
     Land                                      $    182     $    182
     Buildings and improvements                   6,818        6,853
     Machinery and equipment                     39,271       46,538
                                               --------    --------
                                                 46,271       53,573
     Less accumulated depreciation              (24,612)     (28,871)
                                               --------    --------
                                               $ 21,659     $ 24,702
                                               --------    --------
                                               --------    --------

5.   RELATED PARTY TRANSACTIONS

     Management fees allocated by Alco to the Business Unit were $1,140, $1,764 and $1,764 for the years ended September 30, 1995, 1994 and 1993, respectively. Royalty expense allocated to the Business Unit by Alco was $537, $487 and $700 for the years ended September 30, 1995, 1994 and 1993, respectively. No allocation of interest income (expense) on the receivable from or payable to Alco has been recorded in the accompanying financial statements.

     Sales to other units of Alco were $10,878, $11,139 and $7,835 for the years ended September 30, 1995, 1994 and 1993, respectively. Purchases from other units of Alco were not significant in any of the three years.

6.  RETIREMENT

    Employees of the Business Unit participated in one of three defined benefit pension plans, depending on their location and employee status (hourly or salary), sponsored by Alco. Pension expense under these plans allocated to the Business Unit was $663, $593 and $402 for the years ended September 30, 1995, 1994 and 1993, respectively. The Business Unit also participated in two defined contribution plans which collectively covered substantially all employees of the Business Unit. Contributions to the plans were based on matching employee contributions. Plan expense allocated to the Business Unit was $471, $353 and $331 for the years ended September 30, 1995, 1994 and 1993, respectively.

    The liabilities for these obligations have been retained by Alco as of the acquisition date and accordingly, are not included in the balance sheet as of September 30, 1995.

7.  COMMITMENTS AND CONTINGENCIES

    Future minimum rental payments under long-term operating leases are as follows at September 30, 1995:

      YEAR ENDED SEPTEMBER 30,
      ------------------------
           1996                                                      $967
           1997                                                       967
           1998                                                       784
           1999                                                       595
           2000                                                       595
           Thereafter                                               4,710
                                                                   ------
                                                                   $8,618
                                                                   ------
                                                                   ------

    Rental payments under operating leases were $1,703, $1,814 and $1,632 for the years ended September 30, 1995, 1994 and 1993, respectively.

    The Business Unit is involved in various claims, including those related to environmental matters and litigation arising in the normal course of business. As provided in the purchase agreement, the liabilities, if any, related to these obligations as of September 30, 1995 have been retained by Alco.

                                   * * * * * *

                           SPINNAKER INDUSTRIES, INC.

     PRO FORMA COMBINED CONDENSED BALANCE SHEET AND STATEMENTS OF INCOME



The following unaudited pro forma combined condensed balance sheet and statements of income have been prepared from the historical results of operations of both Lynch Corporation ("Lynch"), Spinnaker Industries, Inc. ("Spinnaker"), its 83.2% owned subsidiary and Central Products Company ("CPC"), a business unit of Unisource Worldwide, Inc. The pro forma balance is presented as if the acquisition occurred as of September 30, 1995. The allocations of purchase price to assets acquired and liabilities assumed, including related amortization, are based on preliminary estimates and may be adjusted when the final fair value allocations are determined. Included in the operations of Lynch for the year ended December 31, 1994 are the pro forma results of Brown-Bridge Industries, Inc., Spinnaker's 81% owned subsidiary, acquired as of September 19, 1994, and USTC-Kansas Inc., Lynch's wholly owned subsidiary, acquired on September 26, 1994 as if these acquisitions occurred as of January 1, 1994. The pro forma statements of operations reflect the combined revenues and expenses of Lynch and CPC as if the acquisitions had been consummated at the beginning of the period presented.

These statements should be read in conjunction with the historical financial statements of CPC included elsewhere in this Form 8-K/A(1), the historical financial statements of Lynch and Spinnaker, included in their most recently filed Forms 10-K and 10-Q, including the notes thereto, the historical financial statements of Brown-Bridge, the pro forma financial statements of Lynch giving effect to the Brown-Bridge acquisition included in Lynch's
Form 8-K/A(1) of September 19, 1994, and the notes to these unaudited pro forma combined condensed balance sheet and statements of income and the historical financial statements of USTC-Kansas Inc. and the pro forma financial statement of Lynch giving effect to the USTC-Kansas Inc. acquisition included in Lynch's Form 8-K/A(2) of September 26, 1994. The pro forma combined results are not necessarily indicative of the combined results of future operations.

LYNCH CORPORATION AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 30, 1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                     Pro forma
                                                       Lynch
                                                     Corporation            Spinnaker
                                                       & Subs       CPC    Adjustments    Pro forma
                                                       ------       ---    -----------    ---------
CURRENT ASSETS:
Cash and cash equivalents                              $16,019       $450                   $16,469
Marketable securities                                   11,327                               11,327
Receivables, net                                        45,582     11,611                    57,193
Inventories                                             22,110     13,876      1,943(1)      37,929
Deferred income taxes                                    2,872                                2,872
Other current assets                                     7,616      1,232        536(2)       9,384
                                                      --------    -------    -------       --------
    Total Current Assets                               105,526     27,169      2,479        135,174

Property, Plant and Equipment - net                     67,441     21,659     15,091(3)     104,191

Investment in & advances to affiliated companies         3,498                                3,498
Acquisition intangibles                                 25,049                28,865(4)      53,914
Other assets                                             5,057        213      1,900(5)       7,170
                                                      --------    -------    -------       --------
    Total assets                                      $206,571    $49,041    $48,335       $303,947
                                                      --------    -------    -------       --------
                                                      --------    -------    -------       --------

CURRENT LIABILITIES:
Notes payable to banks                                  $7,223                               $7,223
Trade accounts payable                                  17,725     $5,829                    23,554
Accrued liabilities                                     25,755      2,314       $700(6)      28,769
Current maturities of long-term debt                    25,528                42,483(7)      68,011
                                                      --------    -------    -------       --------
    Total current liabilities                           76,231      8,143     43,183        127,557

Long-term debt                                          73,639                41,250(9)     114,889
Deferred income taxes                                   10,397                 4,800(8)      15,197
Minority interests                                      12,130                               12,130

Shareholders' Equity:
    Common stock                                         5,139     40,898    (40,898)(10)     5,139
    Additional paid-in capital                           8,106                                8,106
    Retained earnings                                   22,205                               22,205
    Treasury stock                                      (1,276)                              (1,276)
                                                      --------    -------    -------       --------
        Total shareholders' equity                      34,174     40,898    (40,898)        34,174
                                                      --------    -------    -------       --------
        Total liabilities and shareholders' equity    $206,571    $49,041    $48,335       $303,947
                                                      --------    -------    -------       --------
                                                      --------    -------    -------       --------

                         SPINNAKER INDUSTRIES, INC.

             NOTES TO PRO FORMA COMBINED CONDENSED BALANCE SHEET



(1) Inventory valuation adjustment to reflect inventory at estimated fair value versus historical cost which was based on the last-in, first-out method.

(2)   Purchase price adjustment due from seller.

(3) Valuation adjustment of property, plant and equipment based on preliminary appraisals. Includes on a pro forma basis a warehouse facility leased by CPC from seller that is under a separate contract to be acquired by Spinnaker in January 1996 for $1,750,000.

(4) Excess of purchase price, including estimated acquisition costs of $700,000, over the estimated fair value of net assets acquired.

(5)   Deferred financing costs.

(6)   Acquisition costs payable.

(7) Current maturities of debt incurred in connection with acquisition. Includes $25,000,000 due under subordinated promissory note due to seller with maturity of December 1999, but which may be put to the Company four months after the acquisition. (Terms of the acquisition indebtedness are more fully described in Form 8-K of October 4, 1995.)

(8) Deferred tax liability for differences between the book and tax basis of acquired assets and assumed liabilities.

(9) Long-term debt incurred to finance acquisition includes $1,750,000 to be incurred in connection with the acquisition of a warehouse facility from the seller in January 1996.

(10)  Elimination of equity of acquired company.

LYNCH CORPORATION AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENT ON INCOME
FOR THE THE NINE MONTHS ENDED SEPTEMBER 30, 1995
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                      Pro forma
                                                        Lynch
                                                     Corporation            Spinnaker               Lynch
                                                        & Subs       CPC    Adjustments           Adjustments            Pro forma
                                                        ------       ---    -----------           -----------            ---------
SALES AND REVENUES:
    Multimedia                                         $17,503                                                           $17,503
    Services                                            91,608                                                            91,608
    Manufacturing                                      119,097    $91,269                                                210,366
                                                     ---------    -------     ------                  ----             ---------
                                                       228,208     91,269          0                     0               319,477
                                                     ---------    -------     ------                  ----             ---------
Costs and Expenses:
    Multimedia                                         $13,066                                                            13,066
    Services                                            82,598                                                            82,598
    Manufacturing                                       93,687     75,071     (2,034)(3,4,5)                             166,724
    Selling and administrative                          25,782     11,731     (1,475)(3,5,6,7)                            36,038
                                                     ---------    -------     ------                  ----             ---------
                                                       215,133     86,802     (3,509)                    0               298,426
                                                     ---------    -------     ------                  ----             ---------
    OPERATING PROFIT                                    13,075      4,467      3,509                     0                21,051
Other income (expense):
    Investment income                                    2,197                                                             2,197
    Interest expense                                    (6,726)               (6,612)(8,9)             500 (a)           (12,838)
    Share of operations of
        Affiliated Companies                              (60)                                                              (60)
    Gain on sales of subsidiary and
        Affiliate stock                                    59                                                                59
                                                     ---------    -------     ------                  ----             ---------
INCOME BEFORE INCOME TAXES AND
    MINORITY INTERESTS                                   8,545      4,467     (3,103)                  500                10,409
Provision for income taxes                              (3,383)    (1,768)     1,209 (10)             (170)(b)            (4,112)
Minority interests                                      (1,588)                                       (135)(c)            (1,723)
                                                     ---------    -------     ------                  ----             ---------
NET INCOME                                               3,574      2,699     (1,894)                  195                 4,574
                                                     ---------    -------     ------                  ----             ---------
                                                     ---------    -------     ------                  ----             ---------
Weighted average shares and share equivalents        1,409,000                                                         1,409,000

Earnings per share                                       $2.54                                                             $3.25

LYNCH CORPORATION AND SUBSIDIARIES
PRO FORMA COMBINED CONDENSED STATEMENT ON INCOME
FOR THE THE YEAR ENDED DECEMBER 31, 1994
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

                                                       Pro forma
                                                         Lynch
                                                      Corporation            Spinnaker               Lynch
                                                         & Subs     CPC     Adjustments           Adjustments            Pro forma
                                                      -----------   ---     -----------           -----------            ---------
SALES AND REVENUES:
    Multimedia                                          $22,518                                                           $22,518
    Services                                            101,880                                                           101,880
    Manufacturing                                       131,148   $108,842                                                239,990
                                                      ---------   --------     ------                  ----             ---------
                                                        255,546    108,842          0                     0               364,388
                                                      ---------   --------     ------                  ----             ---------
Costs and Expenses:
    Multimedia                                          $16,453                                                           $16,453
    Services                                             92,155                                                            92,155
    Manufacturing                                       108,097     90,239     (2,137)(3,4,5)                             196,199
    Selling and administrative                           24,292     13,924     (2,584)(3,5,6,7)                            35,632
                                                      ---------   --------     ------                  ----             ---------
                                                        240,997    104,163     (4,721)                    0               340,439
                                                      ---------   --------     ------                  ----             ---------
    OPERATING PROFIT                                     14,549      4,679      4,721                     0                23,949
Other income (expense):
    Investment income                                     2,332                                                             2,332
    Interest expense                                     (8,799)               (8,322)(8,9)             500 (a)           (16,621)
    Share of operations of
        Affiliated Companies                               (301)                                                             (301)
    Gain on sales of subsidiary and
        Affiliate stock                                     190                                                               190
                                                      ---------   --------     ------                  ----             ---------
INCOME BEFORE INCOME TAXES,
    MINORITY INTERESTS AND
    EXTRAORDINARY ITEM                                    7,971      4,679     (3,601)                  500                 9,549
Provision for income taxes                               (3,124)    (1,825)     1,334 (10)             (170)(b)            (3,785)
Minority interests                                       (1,685)                                        (99)(c)            (1,784)
                                                      ---------   --------     ------                  ----             ---------
INCOME BEFORE EXTRAORDINARY
    ITEM                                                  3,162      2,854     (2,267)                  231                 3,980
Loss on early extinguishment of debt (net
    of income tax benefit of $135)                         (264)                                                             (264)
                                                      ---------   --------     ------                  ----             ---------
NET INCOME                                               $2,898     $2,854    ($2,267)                 $231                $3,716
                                                      ---------   --------     ------                  ----             ---------
                                                      ---------   --------     ------                  ----             ---------
Weighted average shares and share equivalents         1,337,000                                                         1,337,000

Primary earnings per share:
    Income before extraordinary item                      $2.37                                                             $2.98
    Extraordinary item                                    (0.20)                                                            (0.20)
                                                      ---------                                                           -------
        Net income                                        $2.17                                                             $2.78
                                                      ---------                                                           -------
                                                      ---------                                                           -------
Fully diluted earnings per share:
    Income before extraordinary item                      $2.22                                                             $2.72
    Extraordinary item                                    (0.16)                                                            (0.16)
                                                      ---------                                                           -------
        Net income                                        $2.06                                                             $2.56
                                                      ---------                                                           -------
                                                      ---------                                                           -------

                          SPINNAKER INDUSTRIES, INC.

          NOTES TO PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME



(1) The historical financial statements of Spinnaker for the year ended December 31, 1994 include on a pro forma basis the results of operations of Spinnaker s 81% owned subsidiary, Brown-Bridge Industries, Inc., for the period from January 1, 1994 through September 19, 1994 (date of acquisition of Brown-Bridge) as if it were acquired as of January 1, 1994. Included in Spinnaker s results of operations are $64,470,000 of net sales and $909,000 of net income related to Brown-Bridge for such period on a pro forma basis.

(2) Historical financial statements of CPC are for its fiscal year ended September 30, 1994.

(3) Operating costs of Linden plant which was closed by seller in 1995 and was not acquired. Sales previously supplied by the Linden plant will be fulfilled from the acquired facilities.

(4) Adoption of the first-in, first-out method of inventory valuation from the last-in, first-out (LIFO) method.

(5) Depreciation adjustment on acquired plant, property and equipment, including depreciation of the leased facility to be purchased from seller.

(6)  Amortization of goodwill over a period of 25 years.

(7) Reduction of management and royalty fees and warehouse rentals paid by CPC to its parent.

(8) Guaranty fee payable to Spinnaker's parent (Lynch Corporation) in connection with acquisition indebtedness. Lynch owns 83% of Spinnaker's outstanding stock and has agreed to guarantee a $25 million note payable to Alco for a four month period at .5% of the principal amount per month ($125,000 per month).

(9) Interest expense and amortization of deferred financing fees on debt incurred in connection with the acquisition. Approximately $52 million
     of the debt bears interest at a floating rate.   A 1% change in the index
     would increase (decrease) interest expense $520,000 on an annualized basis.

(10) Tax effect on pro forma combined earnings at Spinnaker's effective rate.

LYNCH CORPORATION AND SUBSIDIARIES

Pro forma Combined Condensed Statements of Income


(a)  To reverse guarantee fee recorded by Spinnaker.

(b)  To recorded tax effect on (a).

(c) To record minority interest effect of pro forma adjustments to Spinnaker's Financial Statements.

(d) The historical financial statements of Lynch Corporation for the year ended December 31, 1994, included on a pro forma basis of the results of operations of Brown-Bridge Industries for the period from January 1, 1994 through September 19, 1994 (date of acquisition of Brown-Bridge) and USTC-Kansas, Inc. for the period from January 1, 1994 through September 26, 1994, as if they were acquired on January 1, 1994. Included in Lynch's results of operations, are $64,470,000 of net sales and $909,000 of net income related to Brown-Bridge on a pro forma basis and $2,374,000 of net sales and a net loss of $322,000 related to USTC-Kansas for such period on a pro forma basis.